Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Neil Berkman, Investor Relations, 310-826-5051, nberkman@berkmanassoc.com

Larry Gerdes, Chief Executive Officer, 678-808-0600, larry.gerdes@trcr.com

Lance Cornell, Chief Financial Officer, 678-808-0600, lance.cornell@trcr.com

September 11, 2009

(BW) (TRANSCEND SERVICES, INC.) (TRCR)

Transcend Secures Five-Year Single-Source Contract with Health Management Associates

Atlanta, Georgia. TRANSCEND SERVICES, INC. (NASDAQ: TRCR), the third largest provider of medical transcription services to the U.S. healthcare market, announced today that it has entered into a five-year single-source contract to provide medical transcription services to Health Management Associates, Inc. (NYSE: HMA) (“HMA”).

Prior to signing this agreement, Transcend had individual contracts with approximately 45 of HMA’s 56 hospitals. The new agreement expands the existing relationship between Transcend and HMA to include HMA’s hospitals which are currently using other transcription service providers. These hospitals will be transitioned to Transcend over a six-month period starting on October 1st. In addition, any future hospitals acquired or managed by HMA will transition to Transcend as soon as practicable. HMA’s hospitals also have approximately 80 transcriptionists who will be offered the opportunity to join the Transcend team on or about October 1st. Transcend expects the incremental impact of the new agreement to be accretive to annual diluted earnings per share by approximately $.04 once the new hospital implementations are complete.

Sue McGrogan, Transcend’s President and Chief Operating Officer commented: “HMA has been a key partner for many years beginning with the relationship we developed with them at Medical Dictation Inc. (“MDI”) prior to MDI’s acquisition by Transcend in 2005. Since then, HMA and Transcend have expanded the relationship by adding hospitals and migrating most of HMA’s hospitals to our BeyondTXT platform. We are now formalizing this relationship at the HMA corporate level, which allows us to deliver our services consistently across HMA’s entire base of current and future hospitals.”

Larry Gerdes, Transcend’s Chief Executive Officer, added: “This agreement is illustrative of the expansion of Transcend’s capabilities as we increasingly serve the portion of the market that makes decisions encompassing the needs of entire hospital systems. We could not be happier with this relationship and we look forward to growing and deepening it over the years to come.”

About Transcend Services, Inc.

Transcend believes that accurate, reliable and timely transcription creates the foundation for the electronic medical record. To this end, the Company has created Internet-based, speech-recognition enabled, voice-to-text systems that allow its skilled medical language specialists to securely and quickly produce the highest quality medical documents. The Company’s wide range of transcription and editing services encompass everything needed to securely receive, type, edit, format and distribute electronic copies of physician-dictated medical documents, from overflow projects to complete transcription outsourcing. For more information, visit www.transcendservices.com.

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent our expectations, anticipations or beliefs about future events, including our operating results, financial condition, liquidity, expenditures, and compliance with legal and regulatory requirements. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially depending on a variety of important factors. Factors that might cause or contribute to such differences include, but are not limited to, competitive pressures, loss of significant customers, the mix of revenue, changes in pricing policies, delays in revenue recognition, lower-than-expected demand for the Company’s products and services, business conditions in the integrated health care delivery network market, general economic conditions, and the risk factors detailed in our periodic, quarterly and annual reports on Forms 8-K, 10-Q and 10-K that we file with the Securities Exchange Commission (“SEC”) from time to time. With respect to such forward-looking statements, we claim protection under the Private Securities Litigation Reform Act of 1995. Our SEC filings are available from us, and also may be examined at public reference facilities maintained by the SEC or, to the extent filed via EDGAR, accessed through the website of the SEC (http://www.sec.gov). In addition, factors that we are not currently aware of could harm our future operating results. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to make any revisions to the forward-looking statements or to reflect events or circumstances after the date of this press release.